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                                                                    EXHIBIT 3.18

                     GOODYEAR WESTERN HEMISPHERE CORPORATION

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

            Section 1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. All meetings of the stockholders for the election of directors shall be held at 1144 East Market Street in the City of Akron, State of Ohio. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual meetings of stockholders shall be held on the first Tuesday of February, if not a legal

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holiday, and if a legal holiday, then on the next secular day following, at 1144
East Market Street, Akron, Ohio, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

            Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

            Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

            Section 5. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

            Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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            Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

            Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for

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each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

            Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Unless otherwise provided in the certificate of incorporation, such action may be taken, without prior notice and without a vote, by a consent in writing setting forth the action so taken signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing.

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                                   ARTICLE III

                                    DIRECTORS

            Section 1. The number of directors to constitute the board of directors, which shall be a minimum of five and a maximum of seven, shall be determined, and may be varied from time to time by, the stockholders or, if authorized by the stockholders, by the board of directors by adopting a resolution stating the number of directors, which shall be between said minimum and maximum. No reduction in the number of directors shall, of itself, shorten the term or result in the removal of any incumbent director. Directors need not be stockholders.

            Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

            Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

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                       MEETINGS OF THE BOARD OF DIRECTORS

            Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all the directors.

            Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            Section 7. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

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            Section 8. At all meetings of the board one-third of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 9. Unless otherwise required by the certificate of incorporation, any member of the board of directors or any member of any committee of directors may participate in any annual, regular or special meeting of the board of directors or any committee of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any such meeting in such manner shall constitute presence in person at such meeting.

            Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in

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writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

            Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, in the absence or disqualification of any member of each committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

            Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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                            COMPENSATION OF DIRECTORS

            Section 13. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE IV

                                     NOTICES

            Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

            Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                    ARTICLE V

                                    OFFICERS

            Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a treasurer, a comptroller and a secretary. The board of directors may also choose one or more vice chairmen of the board, additional vice presidents, and one or more assistant treasurers, assistant comptrollers and assistant secretaries. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

            Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a treasurer, a comptroller and a secretary.

            Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

            Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

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            Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

            Section 6. Subject to the directions of the board of directors, the chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

            Section 7. Subject to Section 14 of this Article V, the Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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            Section 8. The vice chairman of the board, if any, the president, vice-president, or if there shall be more than one, the vice presidents in the order designated by the board of directors (or, in the absence of any designation; in the order of their election), shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

            Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such

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assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            Section 10. The treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the corporation, and shall do with the same as may be ordered by the board of directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

            Section 11. The comptroller shall exercise a general check upon the disbursement of funds of the corporation and shall have general charge and supervision of the preparation of financial reports.

            Section 12. The assistant secretaries, assistant treasurers, and assistant comptrollers, if any, in addition to such authority and duties as the board of directors may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

            Section 13. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these by-laws, as the board of directors may determine. The board of directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers

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and to require the performance of duties in addition to those mentioned herein.

            Section 14. Except as otherwise provided in these by-laws, or by specific or general resolutions of the board of directors, all documents evidencing conveyances by or contracts or other obligations of the corporation shall be signed by the chairman of the board, the president, or a vice president, and attested by the secretary or an assistant secretary.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

            Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman or vice-chairman of the board, or the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

                             REGISTERED STOCKHOLDERS

            Section 2. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recog-

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nize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

            Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

            Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 3. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

            No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other corporation which he serves as a director or officer at the request of the corpora-

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tion, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

                                     CHECKS

            Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officer or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

            Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

            Section 6. The corporate seal shall be circular in form and have inscribed thereon the name of the corporation, the year of its incorporation and the word "DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                  ARTICLE VIII

                                   AMENDMENTS

            Section 1. These by-laws may be altered, amended or repealed by the affirmative vote of a majority of the shares of stock issued and outstanding and entitled to vote thereon or by the affirmative vote of a majority of the board of directors at any meeting of the board.

                                  CERTIFICATION

                        The undersigned, Fredrick S Myers, the Secretary of
            Goodyear-Western Hemisphere Corporation, a Delaware corporation, hereby certifies that the foregoing By-laws, are the By-laws of Goodyear Western Hemisphere Corporation as adopted by written consent of the sole stockholder effective February 7, 1984.

                                                /s/ Fredrick S. Myers
                                                -----------------------
                                                Secretary

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